                                  EXCHANGE AGREEMENT

          This Exchange Agreement is made as of August 18, 1997 among INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC., a Delaware corporation ("IWCH"), the Persons named on the attached EXHIBIT A (the "INITIAL HOLDERS"), and the other Noteholders and Warrantholders who may hereafter become parties hereto.

          On and/or after the date of this Agreement, IWCH will issue certain promissory notes pursuant to a Loan Agreement dated as of the date of this Agreement among IWCH and the Initial Holders (as in effect from time to time, the "IWCH LOAN AGREEMENT").

          On and/or after the date of this Agreement, Pakistan Wireless Holdings Limited, a Mauritius private company and an indirect wholly-owned subsidiary of IWCH ("PWH"), will issue certain promissory notes pursuant to a Loan Agreement dated as of the date of this Agreement among PWH and the Initial Holders (as in effect from time to time, the "PWH LOAN AGREEMENT").

          As a material inducement to the Initial Holders to agree to make, and to make, loans to IWCH and PWH pursuant to the IWCH Loan Agreement and the PWH Loan Agreement (collectively, the "LOAN AGREEMENTS"), and to induce the Noteholders to acquire and hold the Notes referred to in this Agreement and to induce the Warrantholders to acquire and hold the Warrants referred to in this Agreement, IWCH has entered into this Agreement.

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements set forth herein and intending to be legally bound hereby, covenant and agree as follows:

          1. DEFINITIONS. In addition to any other terms elsewhere defined in this Agreement, the following terms have the respective meanings set forth below:

          "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such first Person. For purposes of this definition, "control" will include the direct or indirect ownership of, and/or right to vote or control the vote with respect to, Equity Securities representing 20% or more of the aggregate voting power of such first Person's voting Equity Securities (either based on the quantity of such first Person's voting Equity Securities which are actually outstanding or on a fully-diluted basis).

          "APPRAISED VALUE" has the meaning set forth in Section 5(a).

          "APPRAISER" has the meaning set forth in Section 5(b).

          "BUSINESS DAY" has the meaning set forth in the IWCH Loan Agreement.

          "COMMITMENT PERCENTAGE" at any time means a fraction, the numerator of which is the Aggregate Commitment Amount (as that term is defined in the IWCH Loan Agreement) at such time and the denominator of which is $7,000,000.

          "COMMON STOCK" means Voting Common Stock and Non-Voting Common Stock.

          "DISTRIBUTION" means any dividend or other distribution or payment by a Person (other than a natural person) with respect to its Equity Securities, or any redemption, acquisition, purchase or other retirement of any Equity Security of such Person, any of its Subsidiaries, or any Person of which such Person is a Subsidiary or an Investee, in each case whether in cash, securities or other property.

          "EARNED WARRANT PERCENTAGE" has the meaning set forth in Section 7(b).

          "EQUITY SECURITY" of any Person means any capital stock, partnership interest, membership interest or other ownership or equity interest or security of or in such Person, any phantom equity, profit participation, appreciation or similar right with respect to such Person, or any security or other right which directly or indirectly is convertible into or exercisable or exchangeable for any other Equity Security of such Person.

          "EXCHANGE NOTICE" means any notice of a desired exchange of Notes given by Supermajority IWCH Noteholders or Majority PWH Noteholders pursuant to
Section 2(a) or Section 3(a), as the case may be.

          "EXCHANGE STOCK" means (i) Voting Series G Stock, in the case of any exchange of any IWCH Tranche A Note pursuant to Section 2 or Section 2A, (ii) Non-Voting Series G Stock, in the case of any exchange of any IWCH Tranche B Note pursuant to Section 2 or Section 2A, (iii) Voting Series H Stock, in the case of any exchange of any PWH Tranche A Note pursuant to this Agreement, and
(iv) Non-Voting Series H Stock, in the case of any exchange of any PWH Tranche B Note pursuant to this Agreement.

          "FIRST OFFER NOTICE" has the meaning set forth in Section 6(d).

          "HOLDER" means any Noteholder or Warrantholder.

          "INITIAL HOLDERS" has the meaning set forth in the preamble to this Agreement.

          "INITIAL WARRANTS" has the meaning set forth in the IWCH Loan
Agreement.

          "INVESTEE" means any Person (other than a Subsidiary of IWCH) in which IWCH, any of its Subsidiaries or any other Investee has any direct or indirect Investment (either itself or through one or more of its direct or indirect Subsidiaries or Investees), including any Subsidiary of any other Investee.

          "INVESTMENT" means any amount paid for liabilities or assets of, or loaned, advanced or contributed to, or acquisition for consideration of any Equity Security or

Indebtedness of, any other Person, or any other item that is or would be GDSVFH\56899.1classified as an investment on a balance sheet prepared in accordance with generally accepted accounting principles. The term "Investment" will include the acquisition of a company, business or product line.

          "IWCH" has the meaning set forth in the preamble to this Agreement.

          "IWCH CHARTER" means the Amended and Restated Certificate of Incorporation of IWCH, as in effect on the date of this Agreement (in the form attached as an exhibit to the IWCH Loan Agreement).

          "IWCH LOAN AGREEMENT" has the meaning set forth in the preamble to this Agreement.

          "IWCH NOTE EXCHANGE PRICE" has the meaning set forth in Sections 2(c).

          "IWCH NOTEHOLDER" means any holder of any IWCH Note.

          "IWCH NOTES" means the Notes, as that term is defined in the IWCH Loan Agreement.

          "IWCH TRANCHE A NOTE" means any Tranche A Note, as that term is defined in the IWCH Loan Agreement.

          "IWCH TRANCHE B NOTE" means any Tranche B Note, as that term is defined in the IWCH Loan Agreement.

          "LAW" will be construed broadly to include any foreign, national, federal, state, provincial, local or other law, rule, regulation, statute, ordinance, judgment, decree, order, policy, guideline, directive, common law, pronouncement, treaty, accord or similar item of any legislative, executive, judicial or other governmental entity or authority.

          "LIQUIDITY EVENT" has the meaning set forth in the IWCH Loan
Agreement.

          "LIQUIDITY REPAYMENT EVENT" means any repayment in full of the principal amount of and accrued interest on the Notes in connection with a Liquidity Event described in clause (i) or clause (iii) of the definition of the term "Liquidity Event" set forth in the IWCH Loan Agreement.

          "LIQUIDITY WARRANTS" has the meaning set forth in the IWCH Loan Agreement.

          "LOAN AGREEMENTS" has the meaning set forth in the preamble to this Agreement.

          "MAJORITY IWCH NOTEHOLDERS" means holders of IWCH Notes which represent a majority of the unpaid principal amount of the outstanding IWCH Notes.

          "MAJORITY NOTEHOLDERS" means Majority IWCH Noteholders or Majority PWH Noteholders, as the context requires.

          "MAJORITY PWH NOTEHOLDERS" means holders of PWH Notes which represent a majority of the unpaid principal amount of the outstanding PWH Notes.

          "NON-VOTING COMMON STOCK" means Class 2 Common Stock, par value $0.01 per share, of IWCH.

          "NON-VOTING SERIES G STOCK" means Series G-2 Preferred Stock, par value $0.01 per share, of IWCH.

          "NON-VOTING SERIES H STOCK" means Series H-2 Preferred Stock, par value $0.01 per share, of IWCH.

          "NOTE" means any IWCH Note or PWH Note. Any Note which has been exchanged pursuant to Section 2, 2A or 3 will no longer be deemed to be outstanding for purposes of the IWCH Loan Agreement, any other "Loan Document" referred to in the IWCH Loan Agreement, the PWH Loan Agreement or any other "Loan Document" referred to in the PWH Loan Agreement.

          "NOTEHOLDER" means any holder of any Note.

          "ORGANIC CHANGE" means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of IWCH's assets or other transaction, in each case which is effected in such a manner that the holders of IWCH Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for IWCH Common Stock.

          "PERSON" means any individual, corporation, partnership, limited liability company, trust or other entity, including any governmental entity or agency.

          "PLACEMENT AGENT" has the meaning set forth in Section 6(a).

          "POST-EXCHANGE SALE" has the meaning set forth in Section 6(b).

          "PURCHASE NOTICE" has the meaning set forth in Section 6(d).

          "PWH" has the meaning set forth in the preamble to this Agreement.

          "PWH LOAN AGREEMENT" has the meaning set forth in the preamble to this Agreement.

          "PWH NOTE EXCHANGE PRICE" has the meaning set forth in Section 6(b).

          "PWH NOTEHOLDER" means any holder of any PWH Note.

          "PWH NOTES" means the Notes, as that term is defined in the PWH Loan Agreement.

          "PWH TRANCHE A NOTE" means any Tranche A Note, as that term is defined in the PWH Loan Agreement.

          "PWH TRANCHE B NOTE" means any Tranche B Note, as that term is defined in the PWH Loan Agreement.

          "REQUIRED NET SALE PRICE" has the meaning set forth in Section 6(b).

          "SERIES F STOCK" means the Series F-1 Preferred Stock and the Series F-2 Preferred Stock, each having a par value of $0.01 per share, of IWCH.

          "SERIES G STOCK" means Voting Series G Stock and Non-Voting Series G Stock.

          "SERIES H STOCK" means Voting Series H Stock and Non-Voting Series H Stock.

          "SERIES H PURCHASER" has the meaning set forth in Section 6(b).

          "SHARE VALUE" has the meaning set forth in the IWCH Loan Agreement.

          "SUBSIDIARY" has the meaning set forth in the IWCH Loan Agreement.

          "SUPERMAJORITY IWCH NOTEHOLDERS" means holders of IWCH Notes which represent not less than 70% of the unpaid principal amount of the outstanding IWCH Notes.

          "SUPERMAJORITY PWH NOTEHOLDERS" means holders of PWH Notes which represent not less than 70% of the unpaid principal amount of the outstanding PWH Notes.

          "TOTAL NUMBER OF ISSUABLE WARRANT SHARES" has the meaning set forth in
Section 7(a).

          "TRANCHE A NOTE" means any IWCH Tranche A Note or PWH Tranche A Note.

          "TRANCHE B NOTE" means any IWCH Tranche B Note or PWH Tranche B Note.

          "20% NOTEHOLDER" means any Person who, together with its Affiliates, holds Notes which represent not less than 20% of the aggregate unpaid principal amount of the outstanding Notes or which represent an aggregate unpaid principal amount of the Notes which is not less than the aggregate unpaid principal amount of the Notes held by any other Person and such other Person's Affiliates.

          "VOTING COMMON STOCK" means Class 1 Common Stock, par value $0.01 per share, of IWCH.

          "VOTING SERIES G STOCK" means Series G-1 Preferred Stock, par value $0.01 per share, of IWCH.

          "VOTING SERIES H STOCK" means Series H-1 Preferred Stock, par value $0.01 per share, of IWCH.

          "WARRANTHOLDER" means any holder of any Warrant.

          "WARRANTS" has the meaning set forth in the IWCH Loan Agreement.

          2.   EXCHANGE OF ALL IWCH NOTES FOR SERIES G STOCK.

               (a) GENERAL. At any time, upon the request of Supermajority IWCH Noteholders by written notice to IWCH (which notice will specify the date, or the event or occurrence, upon which the desired exchange will be deemed to be effective), IWCH, on one occasion, will issue to each IWCH Noteholder shares of Series G Stock in exchange for each IWCH Note held by such Noteholder, in accordance with this Section 2 and Section 4. Promptly after it receives any such request, IWCH will give notice of such request to each IWCH Noteholder, informing each such Noteholder that the exchange pursuant to this Section 2 is to be effected and instructing each such Noteholder as to the surrender of the IWCH Notes in accordance with Section 4 in order to effect such exchange.

               (b) SERIES OF SHARES ISSUABLE. In exchange for any IWCH Tranche A Note pursuant to this Section 2, IWCH will issue shares of Voting Series G Stock, and in exchange for any IWCH Tranche B Note pursuant to this Section 2, IWCH will issue shares of Non-Voting Series G Stock.

               (c) QUANTITY OF SHARES ISSUABLE. In exchange for any IWCH Note pursuant to this Section 2, IWCH will issue a number of shares of Series G Stock which is equal to (i) the amount of the unpaid principal amount of such IWCH Note, plus the amount of unpaid accrued interest thereon, as of the effective time of such exchange, divided by (ii) the lesser of:

                    A. the Conversion Price (as that term is defined in, and adjusted from time to time in accordance with the terms of, the IWCH Charter) applicable to Series F Stock as of the effective time of such exchange, and

                    B. (x) 65% of the Share Value applicable to the Liquidity Event in question, if any Liquidity Event has occurred as of the effective time of such exchange, or (y) 65% of the Appraised Value as of the effective time of such exchange, if no Liquidity Event has occurred as of the effective time of such exchange

(such lesser amount being the "IWCH NOTE EXCHANGE PRICE").

               (d) LIQUIDATION VALUE AND EXCHANGE PRICE. The "Original Series G Issue Price" (as that term is defined in the IWCH Charter) will be an amount which is equal to the IWCH Note Exchange Price.

               (e) NO OTHER ISSUANCES. IWCH will not issue Series G Stock other than (i) as provided in subsection V.B.4(a1) of the IWCH Charter, (ii) upon an exchange effected pursuant to this Section 2, or (iii) upon a stock split, stock dividend or other subdivision of Series G Stock effected after the effective time of any exchange pursuant to this Section 2.

          2A.  EXCHANGE OF LESS THAN ALL IWCH NOTES FOR SERIES G STOCK.

               (a) GENERAL. At any time within the twenty (20) days after notice of such prepayment is given pursuant to Section 2.06(a) of the IWCH Loan Agreement, but only if Supermajority IWCH Noteholders have not given and do not give IWCH an Exchange Notice pursuant to Section 2(a), any IWCH Noteholder may request by written notice to IWCH that such IWCH Noteholder's IWCH Notes be exchanged for shares of Series G Stock effective immediately prior to any Liquidity Prepayment Event, in accordance with this Section 2A and Section 4. Any such exchange will be effective only if such Liquidity Prepayment Event actually occurs. Promptly after it receives any such request, IWCH will instruct each such Noteholder as to the surrender of the IWCH Notes in accordance with Section 4 in order to effect such exchange.

               (b) SERIES OF SHARES ISSUABLE. In exchange for any IWCH Tranche A Note pursuant to this Section 2A, IWCH will issue shares of Voting Series G Stock, and in exchange for any IWCH Tranche B Note pursuant to this Section 2A, IWCH will issue shares of Non-Voting Series G Stock.

               (c) QUANTITY OF SHARES ISSUABLE. In exchange for any IWCH Note pursuant to this Section 2A, IWCH will issue a number of shares of Series G Stock which is equal to (i) the amount of the unpaid principal amount of such IWCH Note, plus the amount of unpaid accrued interest thereon, as of the effective time of such exchange, divided by (ii) the lesser of (A) the Conversion Price (as that term is defined in, and adjusted from time to time in accordance with the terms of, the IWCH Charter) applicable to Series F Stock as of the effective time of such exchange, and (B) 65% of the Share Value applicable to the Liquidity Event in question.

          3.   EXCHANGE OF PWH NOTES.

               (a) GENERAL. At any time upon the request of Supermajority PWH Noteholders by written notice to IWCH (which notice will specify the date, or the event or occurrence, upon which the desired exchange will be deemed to be effective):

                    i. at any time when any Event of Default (as that term is defined in the PWH Loan Agreement) has occurred and is continuing (whether or not such Event of Default is continuing at the time the related exchange is effective), or

                    ii. at any other time, so long as the effective date for the desired exchange is after February 17, 1999,

IWCH, on one occasion, will issue to each PWH Noteholder shares of Series H Stock in exchange for each PWH Note held by such Noteholder, in accordance with this Section 3 and Section 4. Promptly after it receives any such request, IWCH will give notice of such request to each PWH Noteholder, informing each such Noteholder that the exchange pursuant to this Section 3 is to be effected and instructing each such Noteholder as to the surrender of the PWH Notes in accordance with Section 4 in order to effect such exchange.

               (b) SERIES OF SHARES ISSUABLE. In exchange for any PWH Tranche A Note pursuant to this Section 3, IWCH will issue shares of Voting Series H Stock, and in exchange for any PWH Tranche B Note pursuant to this Section 3, IWCH will issue shares of Non-Voting Series H Stock.

               (c) QUANTITY OF SHARES ISSUABLE. In exchange for any PWH Note pursuant to this Section 3, IWCH will issue a number of shares of Series H Stock which is equal to the amount of the unpaid principal amount of such PWH Note, plus the amount of unpaid accrued interest thereon, as of the effective time of such exchange, divided by the PWH Note Exchange Price (as determined pursuant to Section 6) at such time.

               (d) LIQUIDATION VALUE. The "Original Series H Issue Price" (as that term is defined in the IWCH Charter) will be an amount which is equal to the PWH Note Exchange Price.

               (e) NO OTHER ISSUANCES. IWCH will not issue Series H Stock other than (i) as provided in subsection V.B.4(a1) of the IWCH Charter, (ii) upon an exchange effected pursuant to this Section 3, (iii) upon a stock split, stock dividend or other subdivision of Series H Stock effected after the effective time of any exchange pursuant to this Section 3, or (iv) upon an exchange described in Section 6(d)(iv).

               (f) SALE OF SHARES AFTER EXCHANGE. Immediately after the issuance of shares of Series H Stock to any PWH Noteholder upon an exchange pursuant to this Section 3, such PWH Noteholder will sell such shares for cash, at a price per share equal to the PWH Note Exchange Price, to one or more Series H Purchasers in the Post-Exchange Sale as described in Section 6; provided that, if such PWH Noteholder is a Series H Purchaser, then such PWH Noteholder will retain the number of shares of Series H Stock which such PWH Noteholder would otherwise purchase in the Post-Exchange Sale (or, if fewer, all of the shares of Series H stock issued to such PWH Noteholder upon such exchange) in lieu of selling and purchasing such quantity of shares of Series H Stock at the closing described in Section 6(f).

          4.   EXCHANGE PROCEDURES.

               (a) SURRENDER; EFFECTIVE TIME. Each exchange of any Note pursuant to this Agreement will be deemed to have been effected at the effective time for such exchange (which will be immediately prior to the closing of the Post-Exchange Sale, in the case of any exchange of the PWH Notes), whether or not the Note to be exchanged has been surrendered at the office of IWCH as provided in Section 4(c). At such time as such exchange has been effected, the rights of the holder of such Note as such holder will cease, such Note will be deemed cancelled and the Person or Persons in whose name or names any certificate or certificates for shares of Exchange Stock are to be issued upon such exchange will be deemed to have become the holder or holders of record of the shares of Exchange Stock represented thereby.

               (b) DELAYED EFFECTIVENESS. Notwithstanding any other provision hereof, if an exchange of any IWCH Notes pursuant to Section 2 is to be made in connection with a Liquidity Event or any other event specified by Supermajority IWCH Noteholders, then the exchange of such Notes may, at the election of Supermajority IWCH Noteholders, be conditioned upon the consummation of such Liquidity Event or other event, in which case such exchange will not be deemed to be effective unless of such Liquidity Event or other event occurs.

               (c) DELIVERIES. At, prior to or after the effective time for any exchange of any Note, the Noteholder which holds such Note will deliver such Note to IWCH at the place specified for notices pursuant to this Agreement. Immediately prior to the closing of the Post-Exchange Sale (in the case of the exchange of the PWH Notes), or as soon as possible (but in any event within five days) after the later of the effective time for such exchange and such delivery of such Note (in the case of the exchange of the IWCH Notes), IWCH will deliver to the exchanging Noteholder a certificate or certificates representing the number of shares of Exchange Stock issuable by reason of such exchange, in such name or names and such denomination or denominations as the exchanging Noteholder has specified.

               (d) NO CHARGE. The issuance of certificates for shares of Exchange Stock upon the exchange of any Note will be made without charge to the exchanging Noteholder or any other Person for any issuance tax in respect thereof or other cost incurred by IWCH in connection with such exchange or the related issuance of shares of Exchange Stock. Upon exchange of any Note, IWCH will take all such actions as are necessary in order to insure that the Exchange Stock issuable with respect to such exchange is validly issued, fully paid and nonassessable and free from all taxes, liens and other charges.

               (e) TRANSFER BOOKS; FILINGS. IWCH will not close its books against the transfer of Exchange Stock issued or issuable upon exchange of any Note in any manner which interferes with the timely exchange of any Note.
 IWCH will assist and cooperate with any Noteholder which is required to make any governmental filing or obtain any governmental approval prior to or in connection with any exchange of any Note, or the Post-Exchange Sale (in the case of the exchange of the PWH Notes), including making any filing required to be made by IWCH, and IWCH will take all such actions as may be necessary to assure that all such shares of Exchange Stock may be so issued (and sold in the Post-Exchange Sale as described in Section 6, in the case of the exchange of the PWH Notes) without violation of any applicable law or any requirement of any domestic securities exchange upon which shares of Exchange Stock may be listed (except for official notice of issuance which will be immediately delivered by IWCH upon each such issuance). Without limiting the foregoing, IWCH will use commercially reasonable efforts to take such actions as may be required so that the issuance of Exchange Stock upon the exchange of any Note, and the Post-Exchange Sale (in the case of the exchange of the PWH

Notes), are exempt from registration or qualification under all applicable federal and state securities laws.

               (f) RESERVATION OF SHARES. IWCH will at all times reserve and keep available out of its authorized but unissued shares of Voting Series G Stock, Non-Voting Series G Stock, Voting Series H Stock and Non-Voting Series H Stock solely for the purpose of issuance upon the exchange of the Notes, such number of such Series of Exchange Stock as from time to time would be issuable upon the exchange of all outstanding Notes.

               (g) FURTHER EXCHANGE OR CONVERSION. If the shares of Exchange Stock issuable by reason of the exchange of any Note are convertible into or exchangeable for any other stock or securities of IWCH, then IWCH will, at the exchanging holder's option, at the effective time of the exchange of such Note and upon the making of any notice, statement or payment required to effect such conversion or exchange of such Exchange Stock, deliver to such Noteholder or as otherwise specified by such Noteholder a certificate or certificates representing the stock or securities into which the shares of Exchange Stock issuable by reason of such exchange are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Noteholder has specified.

               (h) NOTICE OF CERTAIN EVENTS. IWCH will give written notice to all Noteholders at least 20 days prior to the date on which IWCH closes its books or takes a record (i) with respect to any Distribution upon Common Stock or any series of Exchange Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or any series of Exchange Stock or (iii) for determining rights to vote with respect to any Liquidity Event, Organic Change, dissolution or liquidation. IWCH will also give written notice to the Noteholders at least 20 days prior to the date on which any Liquidity Event or Organic Change takes place, and will give each Noteholder prompt written notice of the occurrence of any event described in any of clause (i) or clause (ii) of
Section 3(a).

               (i)  NOTEHOLDERS' REPRESENTATIONS AND WARRANTIES.   Upon receipt
of any Exchange Stock, the exchanging Noteholder will be deemed to have made the following representations and warranties (which representations and warranties IWCH will be relying upon in entering into this Agreement), with respect to itself and not with respect to any other Noteholder:

                    A. Except in the case of any Exchange Stock acquired upon the exchange of any PWH Note, the Exchange Stock which such Noteholder is acquiring is being acquired for such Noteholder's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any applicable federal or state securities laws, and such Noteholder has no present intention of selling, granting a participation in or otherwise distributing any such Exchange Stock, and such Noteholder has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to any other Person with respect to any such Exchange Stock.

                    B. Such Noteholder believes that it has received all of the information which it considers necessary or appropriate for deciding whether to acquire such

Exchange Stock. Such Committed Investor has had an opportunity to ask questions and receive answers from IWCH regarding the terms and conditions of the offering of the Exchange Stock and the business, properties, prospects and financial conditions of the Company. The foregoing representation will not limit or modify any representation or warranty of IWCH or any other Person made in any Financing Document (as that term is defined in either Loan Agreement).

                    C. Such Noteholder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Exchange Stock has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes. If such Noteholder is not a natural person, then such Committed Investor was not organized for the purpose of acquiring Exchange Stock.

                    D. Such Noteholder understands that the Exchange Stock is characterized as "restricted securities" under the federal securities laws, inasmuch as they are being acquired from IWCH in a transaction not involving a public offering and that under such laws and applicable regulations such securities my be resold under the 1993 Act only under certain circumstances. In this connection, such Noteholder represents that it is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

          5.   DETERMINATION OF APPRAISED VALUE.

               (a)  DEFINITION.  The "APPRAISED VALUE" at any time means:

                    i. the amount that would be received by the holder of one share of IWCH Common Stock upon the liquidation of IWCH after the satisfaction in full of all of its liabilities and other obligations, if all Series G Stock issuable in connection with the exchange of the IWCH Notes pursuant to Section 2, and all other Equity Securities of IWCH, any of its Subsidiaries or any Investee which are then in the money (including the PWH Notes, to the extent that the direct and indirect exchange and conversion rights associated therewith are then in the money, whether or not the PWH Notes are then exchangeable, and all Warrants) which directly or indirectly are convertible into or exercisable or exchangeable for IWCH Common Stock were so converted, exercised or exchanged in full prior to such liquidation (taking into account the consideration which would be received by IWCH in connection with any such conversion, exercise or exchange), if

                    ii. such liquidation immediately followed a sale at the effective time of the exchange in question of the consolidated assets of IWCH in an all-cash transaction between an informed and willing buyer and an informed and willing seller, neither being under any compulsion to buy or sell, at arms length and arranged in an orderly manner over a reasonable period of time under then prevailing market conditions.

For purposes of determining the amount described above, the Earned Warrant Percentage will be deemed to be the maximum percentage which the Earned Warrant Percentage could thereafter become (i.e., the Earned Warrant Percentage at such time plus the maximum amount of all increases in the Earned Warrant Percentage which could occur pursuant to Section 7 based on the Commitment Percentage attributable to the unpaid principal amount of the Notes if any which will be outstanding after the exchange of the IWCH Notes).

               (b) PROCEDURES. Unless the Appraised Value is otherwise agreed upon by IWCH and Majority IWCH Noteholders, and except to the extent that IWCH and Majority IWCH Noteholders agree to alter the following procedures:

                    i. the Appraised Value at any time will be determined by a nationally-recognized investment banking firm (the "APPRAISER") which is experienced in the valuation of business concerns such as IWCH and its Subsidiaries and the Investees and which is designated by IWCH and which is approved by Majority IWCH Noteholders (which approval no IWCH Noteholder will unreasonably withhold), PROVIDED that, if IWCH does not designate such a firm within 10 Business Days after the relevant Exchange Notice is given, then Majority IWCH Noteholders will have the right to designate such a firm to act as the Appraiser, so long as such firm is approved by IWCH (which approval IWCH will not unreasonably withhold with respect to any such firm of which no 20% Noteholder is an Affiliate);

                    ii. if such a firm is not so designated and approved to act as the Appraiser within 20 Business Days after any Exchange Notice is given pursuant to Section 2(a) (unless a Liquidity Event has occurred or Majority IWCH Noteholders have specified in such Exchange Notice that the exchange is to be effective at or after the time of any Liquidity Event, in either which case the Appraised Value need not be determined in connection with the requested exchange), then the Appraiser will be selected by lot from among the top-tier New York-based investment banking firms of which no 20% Noteholder is an Affiliate;

                    iii. IWCH and each Noteholder will supply to the Appraiser all relevant information in its possession or available to it which the Appraiser may request and will use reasonable efforts to cause the Appraiser to determine the Appraised Value as promptly as is practicable after it is selected;

                    iv. the Appraised Value determined by the Appraiser will be set forth in a written report of the Appraiser delivered to IWCH (which will, in turn, promptly deliver copy of such report to each IWCH Noteholder), and the determination of the Appraised Value by the Appraiser will be binding on IWCH and the IWCH Noteholders; and

                    v. the fees and expenses of the Appraiser will be borne by IWCH.

          6. DETERMINATION OF PWH NOTE EXCHANGE PRICE. Except as may otherwise be agreed by IWCH and Majority PWH Noteholders, the PWH Note Exchange Price will be determined, and immediately after the issuance thereof the Series H Stock issued upon the exchange of the PWH Notes will be sold, as described in this Section 6.

               (a) ENGAGEMENT OF PLACEMENT AGENT. Promptly (but in any event within 15 Business Days) after it receives an Exchange Notice pursuant to
Section 3(a), IWCH will engage a nationally-recognized investment banking firm (the "PLACEMENT AGENT") which is experienced in arranging for the private placement of securities such as the Series H Stock and which is designated by IWCH and is approved by Majority PWH Noteholders (which approval no PWH Noteholder will unreasonably withhold) to arrange for the Post-Exchange Sale described in this Section 6. If IWCH or Majority PWH Noteholders determine in good faith that any Placement Agent engaged pursuant to this Section 6(a) is not using reasonable efforts to arrange for the Post-Exchange Sale or will not be capable of arranging such sale, then IWCH will terminate the engagement of such Placement Agent and promptly will engage another investment banking firm which is of the type, and which is designated and approved, as described in the preceding sentence, and such other firm will be a "Placement Agent" under this
Section 6.

               (b) EXCHANGE AND SALE TERMS GENERALLY. The "POST-EXCHANGE SALE" will be a sale for cash of the shares to be issued upon the exchange of the PWH Notes to one or more Persons (the "SERIES H PURCHASERS") at such a price and upon such other terms and conditions as will yield aggregate net cash proceeds to the sellers of such shares (net of all related commissions, fees and expenses) which are equal to the aggregate amount of the unpaid principal of and accrued interest on the PWH Notes at the effective time of such exchange (the "REQUIRED NET SALE PRICE"). The Post-Exchange Sale will be effected for the account of the PWH Noteholders who receive such shares upon such exchange, on the same day and immediately after the effective time of the exchange, and will otherwise be made in accordance with the provisions of this Section 6. Immediately prior to the Post-Exchange Sale, IWCH will effect the exchange of the PWH Notes pursuant to Section 3 by issuing to each PWH Noteholder a number of shares of Voting Series H Stock or Non-Voting Series H Stock, as the case may be, which, when multiplied by the net cash price per share of Series H Stock to be received by the selling holders in the Post-Exchange Sale (the "PWH NOTE EXCHANGE PRICE"), will equal the aggregate unpaid principal amount of and accrued interest on the PWH Note(s) held by such PWH Noteholder.

               (c)  EFFORTS TO EFFECT SALE.

                    i. After the engagement of the Placement Agent, IWCH will use reasonable efforts to cause the Placement Agent to arrange for the Post-Exchange Sale. IWCH will use reasonable efforts to cooperate with and assist the Placement Agent in arranging for the Post-Exchange Sale, and otherwise to cause the Post-Exchange Sale to occur. Subject to clause (iii) below, IWCH will have the right on behalf of the PWH Noteholders to accept offers to purchase the Series H Stock which are made by prospective Series H Purchasers and which are approved by Majority PWH Noteholders (which approval no PWH Noteholder will unreasonably withhold).

                    ii. IWCH will, and will use reasonable efforts to cause the Placement Agent to, (A) give the PWH Noteholders notice of any offer or indication of interest from any prospective Series H Purchaser and of the acceptance of any such offer, and (B) from time to time as any 20% Holder (as that term is defined in the PWH Loan Agreement) may reasonably request, answer inquiries from such 20% Holder as to the actions which have been taken to arrange for the Post-Exchange Sale, the progress and status of negotiations toward that end and other matters relating to the Post-Exchange Sale.

                    iii. If during the 120 days after the Placement Agent is engaged an offer which is approved by Majority PWH Noteholders (which approval no PWH Noteholder will unreasonably withhold) is received from one or more prospective Series H Purchasers to purchase the Series H Stock to be issued upon the exchange of the PWH Notes for an aggregate net cash purchase price which will be not less than the Required Net Sale Price, then IWCH will cause, and will instruct the Placement Agent to cause, the exchange of the PWH Notes and the sale of the Series H Stock to be issued upon such exchange to be consummated in accordance with the terms of such offer (or another offer having terms and conditions more favorable to IWCH and approved by Majority PWH Noteholders, which approval no PWH Noteholder will unreasonably withhold) and this Section 6, if more than one such offer is received; PROVIDED that (i) IWCH's obligations pursuant to this Section 6 will continue until a Post-Exchange Sale is effected, whether or not pursuant to an offer received during such 120-day period and whether or not any such offer is received during such 120-day period, and (ii) after such 120-day period, Majority PWH Noteholders will also have the right to accept in good faith on behalf of the PWH Noteholders any offer to purchase such Series H Stock for an aggregate net cash purchase price equal to the Required Net Sale Price and IWCH will use reasonable efforts to cause any such sale to occur.

               (d)  FIRST OFFER RIGHT.

                    i. Promptly after the Placement Agent is engaged, IWCH will send to the PWH Noteholders written notice of such engagement. Whether or not IWCH delivers such notice, at any time after an Exchange Notice is given and prior to the 30th day after such PWH Noteholder receives the notice from IWCH described in the preceding sentence, any PWH Noteholder may offer to purchase all or a portion of the shares of Series H Stock to be issued upon the exchange of the PWH Notes by delivering to IWCH written notice (a "FIRST OFFER NOTICE"). Each First Offer Notice will state the price (or the maximum price) per share of Series H Stock which such PWH Noteholder would pay for such Series H Stock and the aggregate purchase price or the percentage of such shares (or the maximum aggregate purchase price or maximum percentage of such shares) which such PWH Noteholder would be willing to pay or purchase.

                    ii. If IWCH receives any First Offer Notice from any PWH Noteholder, then no Post-Exchange Sale as to which the PWH Note Exchange Price is equal to or less than the price (or the maximum price) per share set forth in such First Offer Notice will be consummated (and no offer to consummate such a Post-Exchange Sale will be accepted) unless IWCH gives such PWH Noteholder written notice of the terms and conditions of such Post-Exchange Sale not fewer than ten Business Days prior to such consummation or acceptance and such PWH Noteholder is permitted to purchase in such Post-Exchange Sale, at the same price and upon the same other terms and conditions as all other Series H Purchasers, such quantity of such shares of the Series H Stock as such PWH Noteholder desires to purchase (up to the quantity or maximum quantity of such shares, by price or percentage, specified in such First Offer Notice). Any PWH Noteholder described in the preceding sentence may elect to purchase shares of Series H Stock by giving IWCH written notice (a "PURCHASE NOTICE") during the ten Business Days after it receives the notice from IWCH described in the preceding sentence, and any PWH Noteholder who so elects will be a Series H Purchaser. Each Purchase Notice will set forth the quantity of shares that such PWH Noteholder desires to purchase.

                    iii. If more than one PWH Noteholder has the right to purchase shares of Series H Stock by reason of clause (ii) above and the PWH Noteholders who deliver Purchase Notices elect in the aggregate to purchase more than the number of shares of Series H Stock to be issued upon the conversion of the PWH Notes, then the shares to be purchased will be allocated among them pro rata, according to the respective quantities of such shares which they indicated in their Purchase Notices.

                    iv. If any former PWH Noteholder which exchanged Tranche B PWH Notes in the exchange of the PWH Notes purchases Voting Series H Stock in the Post-Exchange Sale, then at such purchaser's request, immediately after the Post-Exchange Sale, IWCH will exchange such Voting Series H Stock for validly-issued, fully-paid and nonassessable shares of Non-Voting Series H Stock, on a share-for-share basis.

               (e) OTHER TERMS OF SALE. All expenses associated with the Post-Exchange Sale will be paid by IWCH, so that the net proceeds received by each selling former PWH Noteholder will equal the aggregate unpaid principal amount of and accrued interest on the PWH Note(s) held by such former PWH Noteholder immediately prior to such exchange. No selling former PWH Noteholder will be required to make any representation or warranty, provide any indemnification or incur or agree to any other liability or obligation to any Person in connection with the Post-Exchange Sale; PROVIDED that each selling Person may be required to make representations and warranties as to its own power and authority to sell the shares in question and its ownership of such shares, and may be required to indemnify the Series H Purchasers in respect of any breach of any such representation or warranty. IWCH will make such customary representations, warranties, covenants and agreements in favor of the Series H Purchasers as may be required in order to induce Persons to agree to be Series H Purchasers and to consummate the Post-Exchange Sale.

               (f) CLOSING. The closing of the exchange of the PWH Notes for shares of Series H Stock and the Post-Exchange Sale will occur at the principal offices of IWCH as soon as is practicable after one or more offers to consummate the Post-Exchange Sale have been accepted. At such closing, IWCH will deliver to the Series H Purchasers (on behalf of the selling former PWH Noteholders) certificates representing the shares of Series H Stock to be purchased by them, and the Series H Purchasers will deliver to the selling former PWH Noteholders the purchase price for the shares of Series H Stock held by them by wire transfer of immediately available funds to the respective accounts designated by them.
          7. MATTERS RELATING TO WARRANTS. The "TOTAL NUMBER OF ISSUABLE WARRANT SHARES" referred to in any Initial Warrant will be determined as provided in this Section 7.

               (a)  DEFINITION.  At any time, the "TOTAL
NUMBER OF ISSUABLE WARRANT SHARES" will equal "x", where

               x = EW% (OS + x)

and  EW% =     the Earned Warrant Percentage at such time determined as provided in Section 7(b), and

     OS = the number of shares of IWCH Common Stock outstanding on a fully-diluted basis on the date of this Agreement, without regard to the exchange of the Notes pursuant to this Agreement or the exercise of the Warrants (which number IWCH represents and warrants is 24,449,440), as such number may be proportionately adjusted to reflect any stock dividend, stock split, reverse stock split or other subdivision or combination of the IWCH Common Stock effected prior to such time but after the date of this Agreement.

               (b) INITIAL EARNED WARRANT PERCENTAGE. On the date of this Agreement, the "EARNED WARRANT PERCENTAGE" is 1.00%. After the date of this Agreement, the Earned Warrant Percentage may be increased from time to time, as provided in Section 7(c).

               (c) INCREASES IN EARNED WARRANT PERCENTAGE. From time to time, the Earned Warrant Percentage may increase as follows (it being understood that the increases described below are stated in absolute terms, not in terms of the percentage increase from the Earned Warrant Percentage previously in effect):(1)

                    i. ENGAGEMENT OF MANAGING UNDERWRITER. On August 22, 1997, the Earned Warrant Percentage will increase by 1.00% multiplied by the Commitment Percentage on such date, unless on or prior to such date IWCH has designated in writing to each 20% Holder one or more nationally-recognized investment banking firms to act as the managing underwriter(s) for an initial public offering of IWCH Voting Common Stock of the type described in clause (ii) below. If the Earned Warrant Percentage increases pursuant to this clause (i), then the Earned Warrant Percentage will not increase pursuant to clause (ii) below and will not increase pursuant to clause (iii) below.

                    ii. REGISTRATION STATEMENT FILING. On October 31, 1997, the Earned Warrant Percentage will increase by 1.00% multiplied by the Commitment Percentage on such date, unless either

                         A. the Earned Warrant Percentage increased pursuant to
clause (i) above, or


------------------------

(1) I.E., if the increase described in clause (i) above were the first to occur and the Commitment Percentage on August 31, 1997 were 100%, then the Earned Warrant Percentage will increase from 1.00% to 2.00%, not by 1.00% of 1.00%.

                         B.   on or prior to such date IWCH has filed a
registration statement or amended registration statement on Form S-1 under the 1933 Act with respect to a public offering of IWCH Voting Common Stock with an aggregate anticipated offering price to the public of not less than $50,000,000.

If the Earned Warrant Percentage increases pursuant to this clause (ii), then the Earned Warrant Percentage will not increase pursuant to clause (iii) below.

                    iii. COMPLETION OF PUBLIC OFFERING OR PURSUANT OF PRIVATE SALE. On December 31, 1997, the Earned Warrant Percentage will increase by 1.00% multiplied by the Commitment Percentage on such date, unless either

                          A.  the Earned Warrant Percentage increased pursuant
to clause (i) above,

                          B.  the Earned Warrant Percentage increased pursuant
to clause (ii) above,

                          C.  on or prior to such date, IWCH has consummated the
sale of IWCH Voting Common Stock pursuant to a public offering of the type contemplated by clause (ii)(B) above, or

                          D.  on or prior to such date, IWCH entered into a
written agreement (which is in effect on such date) engaging a nationally-recognized investment banking firm or broker to arrange for (x) a private placement of Equity Securities of IWCH which, when consummated, would constitute a Liquidity Event of a type described in clause (a) of the definition of the term "Liquidity Event" or (y) a sale for cash of assets of Borrower, its Subsidiaries and/or the Investees having a value (as reasonably determined by such firm or broker) which is anticipated to yield cash proceeds to IWCH (net of related transaction expenses and resulting taxes) of not less than $50,000,000.

                    iv.   IWCH COMMITMENT OR NOTES OUTSTANDING.    On each date
set forth below, unless the Commitment Termination Date (as that term is defined in the IWCH Loan Agreement) has theretofore occurred and no IWCH Note is outstanding, then the Earned Warrant Percentage will increase by the corresponding percentage set forth below, multiplied by the Commitment Percentage on such date:

                           DATE              PERCENTAGE
                    -----------------        ----------
                    November 17, 1997           0.18%
                    February 17, 1998           0.18%
                    May 17, 1998                0.18%
                    August 17, 1998             0.30%
                    November 17, 1998           0.48%
                    February 17, 1999           0.60%

                    v.   PWH NOTES OUTSTANDING.    On each date set forth below,
if any PWH Note is outstanding, then the Earned Warrant Percentage will increase by the corresponding percentage set forth below, multiplied by a fraction, the numerator of which is the aggregate unpaid principal amount of the PWH Notes on such date and the denominator of which is $22,000,000:

                               DATE                    PERCENTAGE
                         -----------------             ----------
                         November 17, 1997               0.57%
                         February 17, 1998               0.57%
                         May 17, 1998                    0.57%
                         August 17, 1998                 0.95%
                         November 17, 1998               1.52%
                         February 17, 1999               1.90%


          8. SUCCESSORS AND ASSIGNS IN GENERAL. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that IWCH may not assign or transfer its rights under this Agreement or any interest under this Agreement or delegate its liabilities, obligations or duties, without the prior written consent of Majority IWCH Noteholders and Majority PWH Noteholders. Any Person which is not already a party to this Agreement and which becomes the holder of any Note or Warrant will, by virtue of becoming such a holder, become a party to this Agreement and as an additional Noteholder or Warrantholder, as the case may be.

          9. MODIFICATIONS, AMENDMENTS OR WAIVERS. The provisions of this Agreement may be modified, amended or waived, but only by a written instrument signed by IWCH, Majority IWCH Noteholders and Majority PWH Noteholders.

          10. NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED. No delay or failure of any Holder in exercising any right, power or remedy under this Agreement will affect or operate as a waiver thereof, nor will any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof, or of any other right, power or remedy. The rights and remedies of each Holder under this Agreement are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default or any such waiver of any provision or condition of this Agreement must be in writing and will be effective only to the extent in such writing specifically set forth and executed by Majority IWCH Noteholders and Majority PWH Noteholders.

          11. HOLIDAYS. Whenever any payment or action to be made or taken under this Agreement is stated to be due or required to be taken on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day, and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action.

          12. NOTICES. All notices and other communications given to or made upon any party hereto in connection with this Agreement will, except as otherwise expressly provided herein, be in writing and mailed, telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

          IWCH:     400 S. El Camino Real
                    Suite 1275
                    San Mateo, CA 94402
                    Attention:     Douglas S. Sinclair
                    Aarti D. Gurnani
                    Telecopy: (650) 548-1842

          with a copy (which will not constitute notice) to:

                    Brooks Stough, Esq.
                    Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigan, LLP
                    155 Constitution Drive
                    Menlo Park, CA 94025
                    Telecopy:      (650) 343-7502

    To any Holder:  To the address (if any) for such Holder set forth on the attached EXHIBIT A, with any copy described on such EXHIBIT
                    A

or in accordance with any subsequent written direction from the recipient party to the sending party made in accordance with this Section 12. All such notices and other communications will, except as otherwise expressly provided in this Agreement, be effective upon (a) delivery if delivered by hand; (b) on the Business Day after deposited with a reputable overnight courier service, delivery charges prepaid; (c) on the third Business Day after deposited in the mail, postage prepaid; or (d) in the case of telecopy, when received.

          13. SURVIVAL. All representations, warranties, covenants and agreements of IWCH contained in this Agreement or made in writing in connection herewith or therewith will survive the execution and delivery of this Agreement, the making of the "Loans" referred to in the Loan Agreements and the issuance of the Notes.

          14.  GOVERNING LAW; WAIVERS AND JURISDICTION.

               (a) GOVERNING LAW. This Agreement will in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except that corporate matters with respect to IWCH and its capital stock and stockholder will be governed by the applicable provisions of the Delaware General Corporation Law, as amended.

               (b) WAIVERS. To the extent permitted by law, each party hereto hereby waives personal service of any and all process upon it in connection with this Agreement and agrees that all such service of process may be made as provided in Section 12, and service so made will be deemed to be completed as provided in Section 12. In addition, each party hereto hereby waives trial by jury, any objections based on FORUM NON CONVENIENS and any objections to venue of any action arising out of, connected with, related to or incidental to the transactions contemplated by or the relationships established in connection with this Agreement.

               (c) EXCLUSIVE JURISDICTION. Except as provided in Section 14(d), all disputes among or between any of the parties hereto arising out of, connected with, related to or incidental to the transactions contemplated by or the relationship established between them in connection with this Agreement, and whether arising in contract, tort, equity or otherwise, will be resolved only by state or federal courts located in New York County, New York, and each party hereto hereby consents and submits to the jurisdiction of any state or federal court located within such county and state. The parties hereto acknowledge, however, that any appeals from those courts may be required to be heard by a court located outside of New York County, New York. Each party hereto waives in all disputes any objection that it may have to the location of the court considering the dispute. Nothing in this Section 14 will affect the right of any party hereto to serve legal process in any other manner permitted by law or affect the right of any Holder to bring any action or proceeding against IWCH or its property in the courts of any other jurisdiction.

               (d) OTHER JURISDICTIONS. Each party hereto agrees that any party hereto will have the right to proceed against it in a court in any location to enable such proceeding Person to enforce a judgment or other court order obtained in any proceeding brought in accordance with Section 14(c) and entered in favor of such proceeding Person. Each party hereto waives any objection that it may have to the location of the court in which any other party has commenced a proceeding described in this Section 14(d).

          15. HEREIN, ETC. Words such as "herein," "hereunder," "hereof" and the like will be deemed to refer to this Agreement as a whole and not to any particular Section or other portion of this Agreement. Section, clause and Exhibit references contained in this Agreement are references to Sections, clauses and Exhibits in or attached to this Agreement, unless otherwise specified. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form. As used in this Agreement, the terms "knowledge" or "aware" will include the actual knowledge and awareness of the Person in question, and the knowledge and awareness that such Person would have obtained after making reasonable inquiry and exercising reasonable diligence with respect to the matter in question. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification. Each reference in this Agreement to any law will be deemed to include such law as it hereafter may be amended, supplemented or modified from time to time and any successor thereto.

          16. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement or any other Loan Document (as that term is variously defined in the Loan Agreements).

          17. HEADINGS. Section and subsection headings in this Agreement are included for convenience of reference only and will not constitute a part of this Agreement for any other purpose.

          18. COUNTERPARTS. This Agreement may be executed in multiple counterparts and by any party hereto or thereto on separate counterparts, each of which, when so executed and delivered, will be an original, but all such counterparts will together constitute one and the same instrument. This Agreement will be effective when it is executed and delivered by IWCH, whether or not it has been executed and delivered by all Initial Holders. Each Holder which is not a signatory to this Agreement will be an express, third-party beneficiary of this Agreement having all of the rights, and being bound by all of the agreements, of a Holder which is a signatory to this Agreement.

          19. COMPLETE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement, the Notes and the other Loan Documents (as that term is variously defined in the Loan Agreements) embody the complete agreement and understanding of the parties hereto and thereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, whether written or oral, which may have related to the subject matter hereof in any way, and such agreements may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral discussions or understandings of the parties. The parties hereto acknowledge and agree there are no oral understandings or agreements between them with respect to the subject matter hereof or thereof.

          20. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Exchange Agreement as of the day and year first above written.


                              INTERNATIONAL WIRELESS
                              COMMUNICATIONS HOLDINGS, INC.


                              By:  /s/ Douglas S. Sinclair
                                   ----------------------------------------
                              Its: Executive Vice President
                                   ---------------------------------------


                              TORONTO DOMINION INVESTMENTS, INC.


                              By: /s/ Martha L. Gariepy
                                  ---------------------------------------
                              Its:
                                   --------------------------------------


                              VANGUARD CELLULAR FINANCIAL
                              CORPORATION


                              By: /s/ Haynes Griffin
                                  ----------------------------------------

                              Its:
                                   ---------------------------------------

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Exchange Agreement as of the day and year first above written.





                              ---------------------------------------
                              [Type or print out name.]


                              By:
                              ---------------------------------------
                              Name:
                              Title:
                              Address for Notices:

                                      EXHIBIT A

                             HOLDERS' NAMES AND ADDRESSES


Vanguard Cellular Financial Corporation
2002 Pisgah Church Road, Suite 300
Greensboro, NC 27455
Attention: Haynes Griffin
Telecopy: (910) 545-2233

     WITH A COPY (WHICH WILL NOT CONSTITUTE NOTICE) TO:

     Joe Blum
     Latham & Watkins
     One Angel Court
     London EC2R 7HJ
     England
     Telecopy: 011 44 171 374 4460

Toronto Dominion Investments, Inc.
909 Fannin Street
Suite 1700
Houston, TX 77010
Attention: Martha Gariepy
Fax No.: (713) 652-2647

     WITH A COPY (WHICH WILL NOT CONSTITUTE NOTICE) TO:

     Toronto Dominion Investments, Inc.
     31 West 52nd Street, 20th Floor
     New York, NY 10019
     Attention: Brian A. Rich
     Telecopy: (212) 974-8429

               AND

     John Kuehn
     Kirkland & Ellis
     153 East 53rd Street
     New York, NY 10022
     Teleopy: (212) 446-4900


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